Filed Pursuant to Rule 424(b)(5)
Registration No. 333-296171

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 27, 2026)

$50,000,000

Common Stock

GrafTech International Ltd. (“GrafTech,” the “Company,” “we” or “our”) has entered into an equity distribution agreement, dated as of May 29, 2026 (the “Equity Distribution Agreement”), with Evercore Group L.L.C. (the “Agent”), relating to the sale of shares of our common stock offered hereby. In accordance with the terms of the Equity Distribution Agreement, we may offer and sell from time to time shares of our common stock having an aggregate offering price of up to $50,000,000. The Agent may act as sales agent on our behalf or purchase shares of our common stock as principal for its own account.

Sales of our common stock, if any, under this prospectus supplement may be in transactions that are deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the New York Stock Exchange (“NYSE”) or any other existing trading market for our common stock, in ordinary brokers’ transactions, to or through a market maker, directly to the Agent as principal, in privately negotiated transactions, in block trades or in any other method permitted by law. The Agent is not required to sell any specific amount of shares but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between the Agent and us.

We will pay the Agent a commission of up to 3.0% of the gross sales price per share of common stock sold through the Agent under the Equity Distribution Agreement. We have also agreed to reimburse the Agent for certain of its expenses. In connection with the sale of the common stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to the Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agent with respect to certain liabilities, including liabilities under the Securities Act. See “Plan of Distribution.”

Settlement of any sales of our common stock are expected to occur on the first trading day following the date on which such sales are made. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agent may agree.

Our common stock is listed on NYSE under the symbol “EAF.” On May 28, 2026, the last reported sale price of our common stock on NYSE was $10.00 per share.

Investing in our common stock involves risks. Please read carefully the section entitled “Risk Factors” beginning on page S-9 of this prospectus supplement and on page 4 of the accompanying prospectus and the documents we incorporate by reference.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Evercore ISI

The date of this prospectus supplement is May 29, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf process, we may, from time to time, sell shares of our common stock in one or more offerings. This prospectus supplement provides a general description of the terms of this offering of our common stock and adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The accompanying prospectus dated May 27, 2026, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus together with any free writing prospectus and any additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus that we may provide you. Neither we nor the Agent have authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any document incorporated by reference or any free writing prospectus is accurate as of any date, other than the date mentioned on the cover page of such document. We are not making offers to sell the common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the common stock offered by this prospectus supplement and the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

Unless the context suggests otherwise, references in this prospectus supplement and the accompanying prospectus to “GrafTech,” the “Company,” “we,” “us,” and “our” refer to GrafTech International Ltd., a Delaware corporation, and its consolidated subsidiaries. See “Summary—Company Overview” below for more information. All dollar amounts in this prospectus supplement and the accompanying prospectus are in U.S. dollars and are expressed in thousands unless specified otherwise. The financial statements have been prepared in accordance with generally accepted accounting principles in the United States.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, contain forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our current views with respect to, among other things, financial projections, plans and objectives of management for future operations, future economic performance and short-term and long-term liquidity. Examples of forward-looking statements include, among others, statements we make regarding future estimated volume, pricing and revenue, and anticipated levels of capital expenditures and cost of goods sold. You can identify these forward-looking statements by the use of forward-looking words such as “will,” “may,” “plan,” “estimate,” “project,” “believe,” “anticipate,” “expect,” “foresee,” “intend,” “should,” “would,” “could,” “target,” “goal,” “continue to,” “positioned to,” “are confident,” or the negative versions of those words or other comparable words. Any forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference are based upon our historical performance and on our current plans, estimates and expectations considering information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates, or expectations contemplated by us will be achieved. Our expectations and targets are not predictions of actual performance and historically our performance has deviated, often significantly, from our expectations and targets. These forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to:

•	our dependence on the global steel industry generally and the electric arc furnace (“EAF”) steel industry in particular;

•

the cyclical nature of our business and the selling prices of our products, which may remain at depressed levels or further decline in the future, and may continue to experience prolonged periods of reduced profitability and net losses or adversely impact liquidity;

•

the sensitivity of our business and operating results to economic conditions, including any recession, and the possibility others may not be able to fulfill their obligations to us in a timely fashion or at all;

•

the possibility that we may be unable to implement our business strategies in an effective manner, including our ability to effectively increase or maintain existing prices and shift sales to regions with higher average selling prices;

•	continued overcapacity of the global graphite electrode industry, which may further adversely affect graphite electrode prices;

•	the competitiveness of the graphite electrode industry;

•

our dependence on the cost and availability of manufacturing inputs, including raw materials, such as decant oil, petroleum needle coke, energy and freight, and disruptions in availability for such inputs;

•	our primary reliance on one facility in Monterrey, Mexico for the manufacturing of connecting pins;

•	the cost of electric power and natural gas, particularly in Europe;

•	our manufacturing operations are subject to hazards;

•	the legal, compliance, economic, social and political risks associated with our substantial operations in multiple countries;

•	the possibility that fluctuation of foreign currency exchange rates could materially harm our financial results;

•

the possibility that our results of operations could further deteriorate if our manufacturing operations were substantially disrupted for an extended period, including as a result of equipment failure, climate change, regulatory issues, natural disasters, public health crises, such as a global pandemic, political crises or other catastrophic events;

•	the risks and uncertainties associated with litigation, arbitration, and like disputes, including disputes related to contractual commitments;

•	our dependence on third parties for certain construction, maintenance, engineering, transportation, warehousing and logistics services;

•

the possibility that we are subject to information technology systems failures, cybersecurity incidents, network disruptions and breaches of data security, including with respect to our third-party suppliers and business partners;

•	the possibility that we are unable to recruit or retain key management and plant operating personnel or successfully negotiate with the representatives of our employees, including labor unions;

•	the sensitivity of long-lived assets on our balance sheet to changes in the market;

•	our dependence on protecting our intellectual property and the possibility that third parties may claim that our products or processes infringe their intellectual property rights;

•	the impact of inflation and our ability to mitigate the effect on our costs;

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the impact of macroeconomic and geopolitical events on our business, results of operations, financial condition and cash flows, and the disruptions and inefficiencies in our supply chain that may occur as a result of such events;

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uncertain shifts in domestic and foreign trade policies and the possibility that the imposition of current, new or increased custom duties and tariffs and trade barriers in the countries in which we, our customers and our suppliers operate could adversely affect our ability to compete, operations, results of operations and financial condition;

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risks associated with strategic transactions, including acquisitions, divestitures, joint ventures, equity investments, and debt issuances, that could adversely affect our business, operating results and financial condition;

•	the possibility that our indebtedness could limit our financial and operating activities or that our cash flows may not be sufficient to service our indebtedness;

•	any current or future borrowings may subject us to interest rate risk;

•	risks and uncertainties associated with our ability to access the capital and credit markets could adversely affect our results of operations, cash flows and financial condition;

•	the possibility that disruptions in the capital and credit markets could adversely affect our customers and suppliers;

•	the possibility that restrictive covenants in our financing agreements could restrict or limit our operations; and

•	changes in health, safety and environmental regulations applicable to our manufacturing operations and facilities.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the “Risk Factors” section of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. The forward-looking statements made in this prospectus supplement relate only to events as of the date on which the statements are made. Except as required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this prospectus supplement and the accompanying prospectus that could cause actual results to differ before making an investment decision to purchase our securities. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.

MARKET AND INDUSTRY DATA AND FORECASTS

Certain market and industry data included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein have been obtained from third-party sources that we believe to be reliable. Market estimates are calculated by using independent industry publications, government publications and third-party forecasts in conjunction with our assumptions about our markets. We cannot guarantee the accuracy or completeness of this market and market share data and have not independently verified it. None of the sources has consented to the disclosure or use of data in this prospectus supplement or the accompanying prospectus. While we are not aware of any misstatements regarding any market, industry or similar data presented herein or in the documents incorporated by reference herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Special Note Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein.

SUMMARY

This summary highlights certain information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. We encourage you to read this entire prospectus supplement, the accompanying prospectus, the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” together with our consolidated financial statements and the related notes thereto in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and the other documents incorporated herein by reference, before making a decision whether to invest in our common stock.

Company Overview

GrafTech International Ltd., founded in 1886 and incorporated in Delaware, is a leading manufacturer of high-quality graphite electrode products essential to the production of EAF steel and other ferrous and non-ferrous metals. We believe that we have a competitive portfolio of low-cost ultra-high power graphite electrode manufacturing facilities, with some of the highest capacity facilities in the world. We have graphite electrode manufacturing facilities in Calais, France; Pamplona, Spain; Monterrey, Mexico and St. Marys, Pennsylvania (idled in 2024). We are the only large-scale graphite electrode producer that is substantially vertically integrated into petroleum needle coke, our key raw material for graphite electrode manufacturing. This unique position provides us with a number of competitive advantages.

Our only reportable segment, Industrial Materials, is comprised of two major product categories: graphite electrodes and petroleum needle coke products. Our vision is to provide highly engineered graphite electrode products, services and solutions to EAF operators. Based on the high quality of our graphite electrodes, reliability of our petroleum needle coke supply and our excellent customer service, we believe that we are viewed as a preferred supplier to the global EAF steel producer market.

Our principal executive offices are located at 982 Keynote Circle, Brooklyn Heights, Ohio 44131 and our telephone number is (216) 676-2000. Our website address is www.graftech.com. Information on, or accessible through, our website is not part of this prospectus supplement. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

The Offering

Issuer	GrafTech International Ltd., a Delaware corporation.

Common Stock Offered by Us	Shares of our common stock having an aggregate offering price of up to $50,000,000.

Common Stock to Be Outstanding After This Offering	Up to 31,047,884 shares, assuming sales of 5,000,000 shares in this offering at a price of $10.00 per share, which was the closing price on NYSE on May 28, 2026. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of Offering	Sales, if any, may be made from time to time through or to the Agent, as sales agent or principal, in “at the market offerings” on NYSE or other existing trading markets for our common stock. See “Plan of Distribution.”

Use of Proceeds	We intend to use the net proceeds from this offering, if any, for general corporate purposes, which may include financing our operating activities, refinancing our indebtedness, capital expenditures or other strategic opportunities, including acquisitions and joint ventures. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose. See “Use of Proceeds.”

NYSE Symbol for Our Common Stock	“EAF.”

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” in this prospectus supplement and in our most recent Annual Report on Form 10-K, and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Transfer Agent and Registrar	Computershare Trust Company, N.A.

The numbers of shares of our common stock to be outstanding after this offering are based on 26,047,884 shares of our common stock outstanding as of May 28, 2026, and assume that we issue and sell 5,000,000 shares of our common stock in this offering. Unless the context otherwise requires, as of May 28, 2026, the number of shares of our common stock to be outstanding after this offering excludes:

•

Up to 250,000 shares of common stock (each, a “Warrant Share”) issuable upon the exercise of outstanding warrants at an exercise price of $10.00 per Warrant Share under an agreement with respect to consulting services;

•	167,619 shares of common stock issuable upon the exercise of outstanding options at a weighted average exercise price of $117.88 per share;

•	265,608 shares of common stock underlying restricted stock units (“RSUs”);

•	235,947 shares of common stock underlying performance-based stock units (“PSUs”);

•	72,109 shares of common stock underlying deferred share units (“DSUs”);

•	144,897 shares of common stock underlying deferred RSUs (“DRSUs”); and

•	38,550 shares of common stock reserved for future issuance under the GrafTech International Ltd. Omnibus Equity Incentive Plan.

RISK FACTORS

Investing in our common stock involves risks. Before deciding to invest in our common stock, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in this prospectus supplement and the accompanying prospectus, as well as the documents that are incorporated by reference herein and therein. See the section entitled “Where You Can Find More Information” and “Incorporation by Reference.” If any of these risks are realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our common stock could decline and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we deem are immaterial may also materially harm our business, operating results and financial condition and could result in a loss of your investment.

Risks Related to Our Common Stock and the Offering

The common stock offered hereby will be sold in “at the market offerings”, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the Equity Distribution Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Equity Distribution Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Agent at any time throughout the term of the Equity Distribution Agreement. The number of shares that are sold by the Agent after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with the Agent. We are under no obligation to sell any shares under the Equity Distribution Agreement. In addition, actual gross proceeds may be less than $50 million, which may impact our future liquidity. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued or the gross proceeds that will be raised in connection with those sales.

We may use the net proceeds of this offering in ways with which you may not agree and in ways that may not earn a profit.

We intend to use the net proceeds, if any, from this offering for general corporate purposes, which may include financing our operating activities, refinancing our indebtedness, capital expenditures, repurchasing our common stock or other strategic opportunities, including acquisitions and joint ventures. We will have considerable discretion in the use and application of the net proceeds, and may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering temporarily in short-term marketable securities or apply them to repay short-term debt until they are used for their stated purpose. These investments may not yield a favorable return, or any return, to us or our stockholders. See “Use of Proceeds” below.

The market price and trading volume of our common stock may fluctuate.

The market price of our common stock may fluctuate, depending upon many factors, some of which may be beyond our control, including, but not limited to:

•	a shift in our investor base;

•	our quarterly or annual earnings, or those of other comparable companies;

•	actual or anticipated fluctuations in our operating results;

•	our ability to obtain financing as needed, including through potential future equity or debt issuances;

•	increases in market interest rates, which may lead investors in our common stock to demand a higher yield, and would result in increased interest expense on our debt;

•	changes in laws and regulations affecting our business;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	announcements by us or our competitors of significant investments, acquisitions or dispositions;

•	the failure of securities analysts to cover our common stock;

•	changes in earnings estimates by securities analysts or our ability to meet those estimates;

•	the operating performance and stock price of other comparable companies;

•	changes in our dividend policy;

•	impairment charges affecting the carrying value of one or more of our investments;

•	issuances of additional equity securities, including pursuant to this offering, or sales of our common stock by directors or our management team;

•	overall market fluctuations; and

•	general economic or political conditions and other external factors.

Stock markets in general have experienced volatility that has often been unrelated to the operating performance of a particular company. These broad market fluctuations may adversely affect the trading price of our common stock.

Our common stock is subordinate to all of our debts and liabilities and you could lose all or part of your investment. This offering and future offerings of debt and equity securities may adversely affect the market price of our common stock. In addition, our liquidity position has changed over recent periods, and this offering is one measure we may pursue to help manage our capital needs.

Our common stock is equity capital of the Company that ranks subordinate to all of our debt and liabilities, and to any shares of preferred stock we may issue. In addition, our common stock is structurally subordinated to all indebtedness and other obligations of our subsidiaries. As a result, in the event of insolvency, liquidation, reorganization, dissolution or other winding up of the Company or any subsidiary, all of Company’s creditors (including trade creditors) and holders of preferred stock, if any, would be entitled to payment in full out of the Company’s assets before any distributions could be made to common stockholders. Any future incurrence or issuance of debt would increase our interest cost and could adversely affect our results of operations and cash flows, and any preferred stock issued by us would likely have a preference on distribution payments, periodically or upon liquidation, which could eliminate or otherwise limit our ability to make distributions to common stockholders.

We may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock, including pursuant to this prospectus supplement, at prices that may be higher or lower than the price per share paid by investors in this offering. Additional issuances of common stock, whether directly or through convertible or exchangeable securities, warrants or options, will dilute the holdings of our existing common stockholders. Such issuances, or the potential for such issuances, may reduce the market price of our common stock. Because our decision to incur or issue debt or equity or equity-related securities in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital-raising efforts. Thus, common stockholders bear the risk that our future offerings will adversely affect the market price of our common stock, dilute the value of their stock holdings in the Company, and, in the event of our insolvency or winding up, could cause common stockholders to lose all or part of their investment.

In addition, our liquidity position has changed over recent periods, and this offering is one measure we may pursue to help manage our capital needs. As of December 31, 2025 and March 31, 2026, we had liquidity of $340.0 million and $328.7 million, respectively. As of March 31, 2026, our liquidity consisted of cash and cash equivalents of $120.2 million, $108.5 million of availability under our 2018 revolving credit facility and $100.0 million of availability under our initial first lien term loan facility (with respect to the delayed draw commitments thereunder, which we intend to draw in full prior to its expiration in July 2026). In 2026, our estimated annual interest expense on our outstanding indebtedness is approximately $86.9 million of interest on long-term debt, plus interest on our short-term borrowings and our estimated contributions under our defined benefit pension plans is approximately $4.0 million in 2026. As of December 31, 2025, our total contractual obligations were approximately $1.47 billion. If we are unable to generate sufficient cash flow from operations to service our debt and fund our other obligations, we may be required to, among other things, seek additional financing in the debt or equity markets, refinance or restructure all or a portion of our indebtedness, reduce or delay capital expenditures, or sell assets or operations. Failure to successfully do so, it could, among other things, materially and adversely affect the market price of our common stock, and could result in events of default or acceleration under our debt agreements.

As described in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, although we believe our available liquidity is adequate to meet our obligations for at least the next twelve months, our near-term capital requirements include our ongoing interest obligations, capital expenditures and working capital needs associated with the 2027 contracting cycle, during which we expect to negotiate pricing and volume commitments that will account for a majority of our anticipated 2027 revenue. Capital expenditures totaled $12.1 million in the three months ended March 31, 2026. We continue to expect full-year capital expenditures to be approximately $35.0 million for 2026.

This offering is one of the tools available to us to supplement our liquidity position. We also maintain a senior secured revolving credit facility, the availability of which is subject to compliance with the financial covenants thereunder, and we intend to seek improved pricing on our remaining unsold 2026 volumes and for our 2027 sales volumes. There can be no assurance, however, that we will achieve higher pricing, or that our customers will elect to purchase the same or higher volumes on terms acceptable to us. To the extent that our operating performance does not improve or that we are unable to access additional sources of capital, our liquidity position could be adversely affected, which could in turn adversely affect our financial condition and results of operations.

We do not anticipate paying any cash dividends for the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors, subject to compliance with applicable law and any contractual provisions, including under any existing or future agreements for indebtedness we may incur, that restrict or limit our ability to pay dividends, and will depend upon, among other factors, our results of operations, financial condition, earnings, capital requirements and other factors that our board of directors deems relevant. Accordingly, we expect that realization of a gain on your investment will depend on the appreciation of the price of the shares of common stock, which may never occur.

If we fail to maintain compliance with the NYSE’s continued listing standards, the NYSE may delist our common stock, which could materially and adversely affect our company, the market price of our common stock and your ability to sell your shares of our common stock.

On August 29, 2025, we effected a reverse stock split of our common stock at a ratio of 1-for-10 (the “Reverse Stock Split”) in order to regain compliance with the minimum price requirement under the NYSE rules. Although we regained compliance with the NYSE’s minimum price requirement as a result of the Reverse Stock Split, there may be no assurances that we will continue to be able to satisfy the NYSE criteria for continued listing in the future, including the minimum price requirement.

USE OF PROCEEDS

We may issue and sell shares of our common stock hereunder from time to time having an aggregate offering price of up to $50,000,000. Because there is no minimum offering amount required to be sold in connection with this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from any sale of the securities described in this prospectus supplement for our general corporate purposes, which may include financing our operating activities, refinancing our indebtedness, capital expenditures or other strategic opportunities, including acquisitions and joint ventures. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the assumed public offering price per share and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of March 31, 2026 was $(329.7) million, or $(12.66) per share of common stock. Net tangible book value per share represents the amount of our total tangible assets (total assets less intangible assets) less our total liabilities, divided by the number of shares of common stock outstanding as of March 31, 2026. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of common stock in this offering and the net tangible book value per share of common stock immediately after this offering.

After giving effect to receipt of the net proceeds from the sale of an aggregate amount of $50,000,000 of shares of our common stock at an assumed public offering price of $10.00 per share, the last reported sale price of our common stock on NYSE on May 28, 2026, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2026 would have been approximately $279.7 million, or $(9.01) per share. This represents an immediate increase in net tangible book value of $3.65 per share to our existing stockholders and an immediate dilution of $19.01 per share to new investors participating in this offering at the assumed public offering price, as illustrated in the following table:

Assumed public offering price per share of common stock		$10.00
Historical net tangible book value per share as of March 31, 2026	$(12.66)
Increase in net tangible book value per share attributable to new investors participating in this offering, assuming the sale of $50,000,000 of shares of our common stock at the assumed public offering price	3.65
As adjusted net tangible book value per share of common stock as of March 31, 2026, immediately after this offering		$(9.01)
Dilution per share of common stock to new investors participating in this offering		$19.01

The information above is based on 26,047,835 shares of our common stock outstanding as of March 31, 2026 and excludes:

•

Up to 250,000 shares of common stock (each, a “Warrant Share”) issuable upon the exercise of outstanding warrants at an exercise price of $10.00 per Warrant Share under an agreement with respect to consulting services;

•	167,619 shares of common stock issuable upon the exercise of outstanding options at a weighted average exercise price of $117.88 per share;

•	298,016 shares of common stock underlying restricted stock units (“RSUs”);

•	241,036 shares of common stock underlying performance-based stock units (“PSUs”);

•	72,158 shares of common stock underlying deferred share units (“DSUs”);

•	89,032 shares of common stock underlying deferred RSUs (“DRSUs”); and

•	56,918 shares of common stock reserved for future issuance under the GrafTech International Ltd. Omnibus Equity Incentive Plan.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding warrants, options, RSUs, PSUs, DSUs, DRSUs or shares reserved for issuance under our incentive stock plans. To the extent that any outstanding warrants or options are exercised or other shares are issued upon vesting of outstanding awards, there will be further dilution to new investors. To the extent that we raise additional capital through the sale of equity or convertible securities, the issuance of these securities could result in further dilution to our stockholders.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

General

The following is a summary of certain U.S. federal income tax considerations related to the ownership and disposition of our common stock by a non-U.S. holder, as defined below, that acquires our common stock pursuant to this offering. This discussion assumes that a non-U.S. holder will hold our common stock issued pursuant to this offering as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, for investment purposes). This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor’s individual circumstances and does not purport to be a complete analysis of all the potential tax considerations relating thereto. In addition, this discussion does not address (i) other U.S. federal tax laws, such as estate and gift tax laws, (ii) state, local or non-U.S. tax consequences, (iii) the special tax rules that may apply to certain investors, including, without limitation, banks, insurance companies, financial institutions, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, broker-dealers, traders in securities, grantor trusts, personal holding companies, taxpayers who have elected mark-to-market accounting, tax-exempt entities, governmental organizations, regulated investment companies, real estate investment trusts, persons deemed to sell our common stock under the constructive sale provisions of the Code, persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation, entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities (or an investor in such entities or arrangements), pension plans, “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds, or U.S. expatriates and former long-term residents of the United States, (iv) the special tax rules that may apply to an investor that acquires, holds or disposes of our common stock as part of a straddle, hedge, constructive sale, conversion or other integrated or risk reduction transaction or (v) the impact, if any, of the alternative minimum tax or the Medicare tax imposed on net investment income.

This summary is based on current provisions of the Code, applicable Treasury regulations promulgated thereunder, judicial opinions, and published rulings of the Internal Revenue Service (the “IRS”), all as in effect on the date of this prospectus supplement and all of which are subject to differing interpretations or change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

As used in this discussion, the term “U.S. person” means a person that is, for U.S. federal income tax purposes, (i) a citizen or individual resident of the United States, (ii) a corporation created or organized in the United States or under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election under applicable Treasury regulations to be treated as a U.S. person. As used in this summary, the term “non-U.S. holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. person.

The tax treatment of a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) and each partner thereof will generally depend upon the status and activities of the partnership and such partner. A holder that is treated as a partnership for U.S. federal income tax purposes or a partner in such partnership should consult its tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the ownership and disposition of our common stock.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATED TO THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK BY NON-U.S. HOLDERS. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY APPLICABLE TAX TREATY.

Certain U.S. Federal Income Tax Considerations

Distributions on Common Stock

If we pay cash or distribute property to holders of shares of common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the non-U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain from the sale or exchange of the common stock and will be treated as described under “—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock” below.

Dividends paid to a non-U.S. holder that are not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States generally will be subject to withholding of U.S. federal income tax at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. A withholding agent may withhold up to 30% of the entire amount of the distribution, irrespective of any amount of any such distribution constituting a return of capital. However, withholding is not an additional tax and a non-U.S. holder would be entitled to request a refund of any U.S. federal income tax that is withheld from a distribution to the extent such distribution constitutes a return of capital (generally by timely filing a U.S. federal income tax return for the taxable year in which the amount was withheld).

A non-U.S. holder that wishes to claim the benefit of an applicable tax treaty withholding rate generally will be required to (i) duly complete and execute an IRS Form W-8BEN or an IRS Form W-8BEN-E (or any successor form of the foregoing) and certify under penalties of perjury that such holder is not a U.S. person and is eligible for the benefits of the applicable tax treaty or (ii) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations. These forms may need to be periodically updated.

A non-U.S. holder eligible for a reduced rate of withholding of U.S. federal income tax pursuant to an income tax treaty may be able to obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty (including, without limitation, the need to obtain a U.S. taxpayer identification number).

Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) generally are subject to U.S. federal income tax on a net income basis at the U.S. federal income tax rates generally applicable to a U.S. person and are not subject to withholding of U.S. federal income tax, provided that the non-U.S. holder establishes an exemption from such withholding by complying with certain certification and disclosure requirements (generally by providing a duly completed and executed IRS Form W-8ECI (or any successor form thereof)). Any such effectively connected dividends (and, if required, dividends attributable to a U.S. permanent establishment or fixed base) received by a non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes may be subject to an additional branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock

Subject to the summary below regarding backup withholding and FATCA (as defined herein), any gain recognized by a non-U.S. holder on a sale or other taxable disposition of our common stock generally will not be subject to U.S. federal income or withholding tax, unless:

(i) the gain is effectively connected with the conduct of a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base of the non-U.S. holder);

(ii) the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

(iii) we are or have been a United States real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held the common stock.

Any gain recognized by a non-U.S. holder that is described in clause (i) of the preceding paragraph generally will be subject to U.S. federal income tax at the income tax rates generally applicable to a U.S. person, and such non-U.S. holder will be required to file a U.S. federal income tax return. Any gain of a non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes that is described in clause (i) above may also be subject to an additional branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder that is described in clause (ii) of such paragraph generally will be subject to a flat 30% tax (or a lower applicable tax treaty rate) on the U.S.-source capital gain derived from the disposition, which may be offset by U.S.-source capital losses validly claimed during the taxable year of the disposition. With respect to clause (iii) of the preceding paragraph, a U.S. corporation generally is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance that we are not currently and will not become a USRPHC in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our common stock will not be subject to U.S. federal income tax if our common stock is regularly traded, as defined by applicable Treasury regulations, on an established securities market and such non-U.S. holder has held at all times during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder’s holding period, actually or constructively, 5% or less of our common stock. If a non-U.S. holder holds or held (at any time during the relevant period) more than 5% of our common stock and if we were a USRPHC at any time during the relevant period, such non-U.S. holder generally will be subject to U.S. federal income tax on the net gain derived from a taxable disposition at the income tax rates generally applicable to a U.S. person. Non-U.S. holders are urged to consult their tax advisors regarding the potential applicability of these rules, as well as any income tax treaty in their particular circumstances.

Information Reporting and Backup Withholding

We generally must report annually to the IRS and to each non-U.S. holder of our common stock the amount of distributions paid to such holder on our common stock (regardless of whether such distributions constitute dividends), the tax, if any, withheld with respect to those distributions and such holder’s name and address.

Copies of the information returns reporting those distributions and withholding taxes may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement. Information reporting also is generally required with respect to the proceeds from sales and other dispositions of our common stock to or through the U.S. office (and in certain cases, the foreign office) of a broker, unless the non-U.S. holder establishes that it is not a U.S. person.

Under some circumstances, Treasury regulations require backup withholding of U.S. federal income tax, currently at a rate of 24%, on reportable payments with respect to our common stock. A non-U.S. holder generally may eliminate the requirement for backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly completed and executed IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 (or any successor form of the foregoing), or by otherwise establishing an exemption.

Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that a holder is a U.S. person. Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle such non-U.S. holder to a refund, provided that certain required information is timely furnished to the IRS. Non-U.S. holders are urged to consult their tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

FATCA

The Foreign Account Tax Compliance Act provisions of the Hiring Incentives to Restore Employment Act and Treasury regulations thereunder, commonly referred to as “FATCA,” generally impose a U.S. federal withholding tax of 30% on certain types of payments, including payments of U.S.- source dividends and gross proceeds from the sale or other disposition of certain securities producing such U.S.-source dividends, including our common stock, made to (i) “foreign financial institutions” (as defined therein) unless they agree to collect and disclose to the IRS information regarding their direct and indirect U.S. account holders, and (ii) certain non-financial foreign entities unless they certify certain information regarding their direct and indirect U.S. owners. Additionally, in order to be treated as FATCA compliant, a non-U.S. holder must provide certain documentation (usually an IRS Form W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status, and if required, its direct and indirect United States owners. Proposed Treasury regulations have been issued that would eliminate withholding on payments of gross proceeds (but not on payments of dividends). Pursuant to the preamble to the proposed Treasury regulations, we and any withholding agent may (but are not required to) rely on this proposed change to FATCA withholding until the final regulations are issued or the proposed regulations are withdrawn. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

We will not pay any additional amounts to non-U.S. holders in respect of any amounts withheld, including pursuant to FATCA. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Non-U.S. holders are urged to consult with their tax advisors regarding the effect, if any, of the FATCA provisions to them based on their particular circumstances.

PLAN OF DISTRIBUTION

We have entered into an Equity Distribution Agreement with the Agent under which we may offer and sell shares of our common stock having an aggregate offering price of up to $50,000,000, from time to time to or through the Agent acting as our sales agent or principal.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including without limitation (i) by means of ordinary brokers’ transactions (whether or not solicited), (ii) to or through a market maker, (iii) directly on or through any national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system, or any other market venue, (iv) in the over-the-counter market, (v) in privately negotiated transactions, or (vi) through a combination of any such methods. If agreed between us and the Agent, the Agent may purchase our common stock as principal.

Each time we wish to issue and sell common stock under the Equity Distribution Agreement, we will notify the Agent of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed the Agent, unless the Agent declines to accept the terms of such notice, the Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules, and regulations and the rules of the NYSE, to sell such shares up to the amount specified on such terms. The obligations of the Agent under the Equity Distribution Agreement to sell our common stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and the Agent is generally anticipated to occur on the first trading day following the date on which such sales are made. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the Agent a commission of up to 3.0% of the gross offering proceeds we receive from each sale of our common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse the Agent for certain fees and disbursements of its counsel. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to the Agent under the terms of the Equity Distribution Agreement, will be approximately $350,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

The Agent will provide written confirmation to us before the open on the NYSE on the trading day following each day on which shares of our common stock are sold under the Equity Distribution Agreement. Each confirmation will include (i) the number of shares of common stock sold on the preceding day and the gross offering proceeds received from such sale, and (ii) the compensation payable by us to the Agent with respect to such sales.

We will report at least quarterly the number of shares of our common stock sold to or through the Agent, as our agent, under the Equity Distribution Agreement, the net proceeds to us and the compensation paid by us to each Agent in connection with the sales of our common stock, if any.

In connection with the sale of the common stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the

Agent against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments the Agent may be required to make in respect of such liabilities.

The offering of our common stock pursuant to the Equity Distribution Agreement will terminate upon the earlier of (i) the sale of all common stock subject to the Equity Distribution Agreement and (ii) the termination of the Equity Distribution Agreement as permitted therein. We and the Agent may each terminate the Equity Distribution Agreement at any time by giving written notice.

Our common stock is listed on NYSE under the symbol “EAF.”

The foregoing descriptions of the material terms of the Equity Distribution Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full text of the Equity Distribution Agreement, which is filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

Other Relationships

The Agent and its respective affiliates provide investment banking, fiduciary and advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The Agent and its respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Agent and its respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The Agent and its respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

LEGAL MATTERS

The validity of the shares offered hereby will be passed upon for us by Jones Day. Evercore Group L.L.C. is represented by Gibson, Dunn & Crutcher LLP.

EXPERTS

The financial statements of GrafTech International Ltd. incorporated by reference in this prospectus supplement, and the effectiveness of GrafTech International Ltd.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Please note that the SEC’s website is included in this prospectus supplement as an inactive textual reference only. The information contained on the SEC’s website is not incorporated by reference into this prospectus supplement and should not be considered to be part of this prospectus supplement, the accompanying prospectus or the registration statement of which the accompanying prospectus is a part, except as described in the following section titled “Incorporation by Reference.”

INCORPORATION BY REFERENCE

We “incorporate by reference” into this prospectus supplement and the accompanying prospectus certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Certain information that we subsequently file with the SEC will automatically update and supersede information in this prospectus supplement and the accompanying prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all the securities offered by this prospectus supplement have been sold and all conditions to the consummation of such sales have been satisfied, except that we are not incorporating any information furnished (and not filed) with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K, unless such information is expressly incorporated herein by a reference in a furnished Current Report on Form 8-K or other furnished document:

•	our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 13, 2026;

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portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 27, 2026 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2025;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 filed with the SEC on May 1, 2026;

•	our Current Report on Form 8-K filed with the SEC on May 8, 2026; and

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the description of our common stock set forth in Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December  31, 2019, which updated the description thereof set forth in our Registration Statement on Form 8-A filed with the SEC on April 18, 2018, and all subsequently filed amendments and reports updating that description.

You may request a copy of these filings at no cost, by writing or calling us at the following address: 982 Keynote Circle, Brooklyn Heights, Ohio 44131, Telephone: (216) 676-2000, Attention: Investor Relations.

PROSPECTUS

$150,000,000

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Purchase Contracts

Units

We may offer and sell from time to time our common stock, preferred stock, debt securities, depositary shares, warrants and purchase contracts, as well as units that include any of these securities. We may sell any combination of these securities in one or more offerings with an aggregate initial offering price of $150,000,000 or the equivalent amount in other currencies or currency units.

We will provide the specific terms of the securities to be offered in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.

We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. We provide more information about how the securities may be offered and sold in the section entitled “Plan of Distribution.” The prospectus supplement for each offering of our securities will describe in detail the plan of distribution for that offering.

Unless otherwise stated in a prospectus supplement, none of these securities other than our common stock will be listed on any securities exchange. Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “EAF.” On May 21, 2026, the last reported sale price of our common stock on the NYSE was $8.61 per share.

Investing in our securities involves risks. Please read carefully the section entitled “Risk Factors” beginning on page 4 and carefully consider the discussion of risks and uncertainties described under the heading “Risk Factors” in any applicable prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 27, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf process, we may periodically sell the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate initial offering price of up to $150,000,000. This prospectus provides a general description of our common stock, preferred stock, debt securities, depositary shares, warrants, purchase contracts and units that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information, including information about us, contained in this prospectus. You should read both this prospectus and any prospectus supplement together with any free writing prospectus and any additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide you. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference or any free writing prospectus is accurate as of any date, other than the date mentioned on the cover page of such document. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Unless the context suggests otherwise, references in this prospectus to “GrafTech,” the “Company,” “we,” “us,” and “our” refer to GrafTech International Ltd., a Delaware corporation, and its consolidated subsidiaries. See “GrafTech International Ltd.” below for more information. All dollar amounts in this prospectus are in U.S. dollars and are expressed in thousands unless specified otherwise. The financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference, contains, and any prospectus supplement may contain, forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our current views with respect to, among other things, financial projections, plans and objectives of management for future operations, future economic performance and short-term and long-term liquidity. Examples of forward-looking statements include, among others, statements we make regarding future estimated volume, pricing and revenue, and anticipated levels of capital expenditures and cost of goods sold. You can identify these forward-looking statements by the use of forward-looking words such as “will,” “may,” “plan,” “estimate,” “project,” “believe,” “anticipate,” “expect,” “foresee,” “intend,” “should,” “would,” “could,” “target,” “goal,” “continue to,” “positioned to,” “are confident,” or the negative versions of those words or other comparable words. Any forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference are based upon our historical performance and on our current plans, estimates and expectations considering information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates, or expectations contemplated by us will be achieved. Our expectations and targets are not predictions of actual performance and historically our performance has deviated, often significantly, from our expectations and targets. These forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to:

•	our dependence on the global steel industry generally and the electric arc furnace (“EAF”) steel industry in particular;

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the cyclical nature of our business and the selling prices of our products, which may remain at depressed levels or further decline in the future, and may continue to experience prolonged periods of reduced profitability and net losses or adversely impact liquidity;

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the sensitivity of our business and operating results to economic conditions, including any recession, and the possibility others may not be able to fulfill their obligations to us in a timely fashion or at all;

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the possibility that we may be unable to implement our business strategies in an effective manner, including our ability to effectively increase or maintain existing prices and shift sales to regions with higher average selling prices;

•	continued overcapacity of the global graphite electrode industry, which may further adversely affect graphite electrode prices;

•	the competitiveness of the graphite electrode industry;

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our dependence on the cost and availability of manufacturing inputs, including raw materials, such as decant oil, petroleum needle coke, energy and freight, and disruptions in availability for such inputs;

•	our primary reliance on one facility in Monterrey, Mexico for the manufacturing of connecting pins;

•	the cost of electric power and natural gas, particularly in Europe;

•	our manufacturing operations are subject to hazards;

•	the legal, compliance, economic, social and political risks associated with our substantial operations in multiple countries;

•	the possibility that fluctuation of foreign currency exchange rates could materially harm our financial results;

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the possibility that our results of operations could further deteriorate if our manufacturing operations were substantially disrupted for an extended period, including as a result of equipment failure, climate change, regulatory issues, natural disasters, public health crises, such as a global pandemic, political crises or other catastrophic events;

•	the risks and uncertainties associated with litigation, arbitration, and like disputes, including disputes related to contractual commitments;

•	our dependence on third parties for certain construction, maintenance, engineering, transportation, warehousing and logistics services;

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the possibility that we are subject to information technology systems failures, cybersecurity incidents, network disruptions and breaches of data security, including with respect to our third-party suppliers and business partners;

•	the possibility that we are unable to recruit or retain key management and plant operating personnel or successfully negotiate with the representatives of our employees, including labor unions;

•	the sensitivity of long-lived assets on our balance sheet to changes in the market;

•	our dependence on protecting our intellectual property and the possibility that third parties may claim that our products or processes infringe their intellectual property rights;

•	the impact of inflation and our ability to mitigate the effect on our costs;

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the impact of macroeconomic and geopolitical events on our business, results of operations, financial condition and cash flows, and the disruptions and inefficiencies in our supply chain that may occur as a result of such events;

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uncertain shifts in domestic and foreign trade policies and the possibility that the imposition of current, new or increased custom duties and tariffs and trade barriers in the countries in which we, our customers and our suppliers operate could adversely affect our ability to compete, operations, results of operations and financial condition;

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risks associated with strategic transactions, including acquisitions, divestitures, joint ventures, equity investments, and debt issuances, that could adversely affect our business, operating results and financial condition;

•	the possibility that our indebtedness could limit our financial and operating activities or that our cash flows may not be sufficient to service our indebtedness;

•	any current or future borrowings may subject us to interest rate risk;

•	risks and uncertainties associated with our ability to access the capital and credit markets could adversely affect our results of operations, cash flows and financial condition;

•	the possibility that disruptions in the capital and credit markets could adversely affect our customers and suppliers;

•	the possibility that restrictive covenants in our financing agreements could restrict or limit our operations; and

•	changes in health, safety and environmental regulations applicable to our manufacturing operations and facilities.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the “Risk Factors” section of this prospectus, any prospectus supplement and the documents incorporated by reference. The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. Except as required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this prospectus and any prospectus supplement that could cause actual results to differ before making an investment decision to purchase our securities. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.

MARKET AND INDUSTRY DATA AND FORECASTS

Certain market and industry data included in this prospectus and the documents incorporated by reference herein have been obtained from third-party sources that we believe to be reliable. Market estimates are calculated by using independent industry publications, government publications and third-party forecasts in conjunction with our assumptions about our markets. We cannot guarantee the accuracy or completeness of this market and market share data and have not independently verified it. None of the sources has consented to the disclosure or use of data in this prospectus. While we are not aware of any misstatements regarding any market, industry or similar data presented herein or in the documents incorporated by reference herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Special Note Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus and the documents incorporated by reference herein.

GRAFTECH INTERNATIONAL LTD.

GrafTech International Ltd., founded in 1886 and incorporated in Delaware, is a leading manufacturer of high-quality graphite electrode products essential to the production of EAF steel and other ferrous and non-ferrous metals. We believe that we have a competitive portfolio of low-cost ultra-high power (“UHP”) graphite electrode manufacturing facilities, with some of the highest capacity facilities in the world. We have graphite electrode manufacturing facilities in Calais, France; Pamplona, Spain; Monterrey, Mexico and St. Marys, Pennsylvania (idled in 2024). We are the only large-scale graphite electrode producer that is substantially vertically integrated into petroleum needle coke, our key raw material for graphite electrode manufacturing. This unique position provides us with a number of competitive advantages.

Our only reportable segment, Industrial Materials, is comprised of two major product categories: graphite electrodes and petroleum needle coke products. Our vision is to provide highly engineered graphite electrode products, services and solutions to EAF operators. Based on the high quality of our graphite electrodes, reliability of our petroleum needle coke supply and our excellent customer service, we believe that we are viewed as a preferred supplier to the global EAF steel producer market.

Our principal executive offices are located at 982 Keynote Circle, Brooklyn Heights, Ohio 44131 and our telephone number is (216) 676-2000. Our website address is www.graftech.com. Information on, or accessible through, our website is not part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

RISK FACTORS

Investing in our securities involves risks. Before deciding to invest in our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and in the documents that are incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information.”

USE OF PROCEEDS

Except as otherwise set forth in a prospectus supplement, we intend to use the net proceeds from any sale of the securities described in this prospectus for our general corporate purposes, which may include financing our operating activities, refinancing our indebtedness, capital expenditures, repurchasing our common stock or other strategic opportunities. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, depositary shares, warrants, purchase contracts and units that we may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in a related prospectus supplement, if necessary.

DESCRIPTION OF COMMON STOCK

The following descriptions are summaries of the material terms of our Amended and Restated Certificate of Incorporation, as amended (“Amended Certificate of Incorporation”), and Amended and Restated By-Laws (“Amended By-Laws”). These descriptions contain all information which we consider to be material, but may not contain all of the information that is important to you. To understand them fully, you should read our Amended Certificate of Incorporation and Amended By-Laws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part. The summary below is qualified in its entirety by reference to our Amended Certificate of Incorporation and Amended By-Laws. The terms of these securities may also be affected by the General Corporation Law of the State of Delaware (“DGCL”).

We may periodically issue shares of our common stock or other securities that can be exercised, converted or exchanged into shares of our common stock. The description below summarizes the general terms of our common stock. This section is a summary, and it does not describe every aspect of our common stock. This summary is subject to, and qualified in its entirety by, reference to the provisions of our Amended Certificate of Incorporation and our Amended By-Laws.

Authorized Capitalization

Our authorized capitalization consists of 300,000,000 authorized shares of common stock, par value $0.01 per share, and 30,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

The holders of our common stock are entitled to such dividends as our board of directors may declare from time to time from legally available funds subject to the preferential rights of the holders of any shares of our preferred stock that we may issue in the future. The holders of our common stock are entitled to one vote per share on any matter to be voted upon by stockholders, subject to the restrictions described below under the caption “Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our By-Laws and Delaware Law.”

Our Amended Certificate of Incorporation does not provide for cumulative voting in connection with the election of directors. Accordingly, directors will be elected by a majority of the shares voting, or in the case of a contested election, a plurality of the shares voting, once a quorum is present. No holder of our common stock has any preemptive rights, conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock.

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock are entitled to share, on a pro rata basis, all assets remaining after payment to creditors and subject to prior distribution rights of any shares of preferred stock that we may issue in the future. All of the outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

No shares of our preferred stock are currently outstanding. Our Amended Certificate of Incorporation authorizes our board of directors, without further action by our stockholders, to issue shares of preferred stock in one or more classes or series. The board may fix or alter the rights, preferences and privileges of the preferred stock, along with any limitations or restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each class or series of preferred stock. The preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our common stock. The issuance of preferred stock could also have the effect, under certain circumstances, of delaying, deferring or preventing a change of control of our Company. See “Description of Preferred Stock” for more information about our preferred stock.

Anti-Takeover Effects of Provisions of our Certificate of Incorporation, our By-Laws and Delaware law

Our Amended Certificate of Incorporation and Amended By-Laws contain a number of provisions relating to corporate governance and to the rights of stockholders. Certain of these provisions may be deemed to have a potential “anti-takeover” effect in that such provisions may delay, defer or prevent a change of control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by the stockholders. These provisions include:

Classified Board of Directors

Our Amended Certificate of Incorporation provides that our board of directors is divided into three classes of directors, with the classes as nearly equal in number as possible, and with the directors serving three-year terms. As a result, approximately one-third of our board of directors will be elected each year. The Amended Certificate of Incorporation provides that the classification of the board of directors and the other provisions of the Amended Certificate of Incorporation may be amended by the affirmative vote of the holders of 66 2/3% of the voting power of our outstanding common stock. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board of directors. Our Amended Certificate of Incorporation and Amended By-Laws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors are fixed from time to time exclusively pursuant to a resolution adopted by the board of directors. Our board of directors currently has six members.

Removal of Directors; Vacancies

Our Amended Certificate of Incorporation provides that directors may be removed only for cause and then only by the affirmative vote of the holders of 66 2/3% or more of the voting power of our outstanding common stock.

Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board of directors, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. These provisions may deter a stockholder from removing incumbent directors and simultaneously gaining control of the board of directors by filling the vacancies created by such removal with its own nominees.

Business Combinations

We have opted out of Section 203 of the DGCL, which regulates corporate takeovers; however, our Amended Certificate of Incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•	the business combination or the transaction which resulted in the stockholder becoming an interested stockholder was approved by the board of directors;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our outstanding shares entitled to vote generally in the election of directors at the time the transaction commenced; or

•

on or after such time, the business combination is approved by the board of directors and authorized at a meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding shares entitled to vote generally in the election of directors that are not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding shares entitled to vote generally in the election of directors or any entity or person affiliated with or controlling or controlled by any of these entities or persons and who beneficially owned 15% or more of our outstanding shares entitled to vote generally in the election of directors at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder or an entity or person affiliated with or controlling or controlled by any of these entities or persons.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring our Company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Our Amended Certificate of Incorporation provides that BCP IV GrafTech Holdings LP and its affiliates and any of their respective direct or indirect transferees and any group as to which such persons are a party do not constitute “interested stockholders” for purposes of this provision.

Special Stockholder Meetings

Our Amended Certificate of Incorporation provides that special meetings of our stockholders may be called at any time only by or at the direction of the board of directors or the chair of the board of directors. Our Amended By-Laws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our Company.

Requirements for Advance Notification of Director Nominations and Stockholder Proposals

Our Amended By-Laws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not earlier than the opening of business 120 days prior, and not later than the close of business 90 days before, the first anniversary date of the immediately preceding annual meeting of stockholders. Our Amended By-Laws also specify requirements as to the form and content of a stockholder’s notice. Our Amended By-Laws provide that the board of directors may adopt by resolution the rules and regulations for the conduct of meetings. Our Amended By-Laws allow the chair of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed.

These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of our Company.

Stockholder Action by Written Consent

Our Amended Certificate of Incorporation provides that stockholder action can be taken only at an annual meeting or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting.

Supermajority Provisions

Our Amended Certificate of Incorporation and Amended By-Laws provide that the board of directors is expressly authorized to adopt, make, alter, amend or repeal our Amended By-Laws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware. Any adoption, alteration, amendment or repeal of our Amended By-Laws by our stockholders will require the affirmative vote of holders of at least 66 2/3% of the voting power of our outstanding common stock.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares then entitled to vote is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. Our Amended Certificate of Incorporation provides that it may be amended only by a vote of at least 66 2/3% of the voting power of our outstanding common stock.

The combination of the classification of our board of directors, the lack of cumulative voting and the supermajority voting requirements will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our management or our Company, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they may also inhibit fluctuations in the market price of our shares of common stock that could result from actual or rumored takeover attempts.

Authorized but Unissued or Undesignated Capital Stock

Our authorized capital stock consists of 300,000,000 shares of common stock and 30,000,000 shares of preferred stock. A large quantity of authorized but unissued shares may deter potential takeover attempts because of the ability of our board of directors to authorize the issuance of some or all of these shares to a friendly party, or to the public, which would make it more difficult for a potential acquirer to obtain control of us. This possibility may encourage persons seeking to acquire control of us to negotiate first with our board of directors. The authorized but unissued stock may be issued by the board of directors in one or more transactions. In this regard, our Amended Certificate of Incorporation grants the board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to the board of directors’ authority described above could decrease the amount of earnings and assets available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change of control. The board of directors does not currently intend to seek stockholder approval prior to any issuance of preferred stock, unless otherwise required by law.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Court of Chancery in the State of Delaware.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Choice of Forum

Our Amended Certificate of Incorporation provides that unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our Amended Certificate of Incorporation or Amended By-Laws; or any action asserting a claim against us that is governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in our shares of common stock shall be deemed to have notice of and consented to the forum provisions in our Amended Certificate of Incorporation.

Limitation of Liability and Indemnification of Officers and Directors

Our Amended Certificate of Incorporation provides that no director shall be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. Our Amended Certificate of Incorporation and Amended By-Laws provide that we will indemnify, hold harmless and advance expenses to the fullest extent permitted by the DGCL, any person made or threatened to be made a party to any action or is involved in a proceeding by reason of the fact that the person is or was our director or officer, or our director or officer who, while a director or officer, is or was serving at the request of the Company as a director, officer, employee, agent or manager of another corporation, partnership, limited liability company, joint venture, trust or other enterprise or non-profit entity, including service with respect to an employee benefit plan. Our Amended By-Laws also provide that, subject to applicable law, the Company may, by action of its board of directors, grant rights to indemnification and advancement of expenses to persons other than its directors and officers with such scope and effect as the board of directors may then determine. We have entered into customary indemnification agreements with each of our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on the NYSE under the symbol “EAF.”

DESCRIPTION OF PREFERRED STOCK

Our Amended Certificate of Incorporation authorizes our board of directors, without further action by our stockholders, to issue shares of preferred stock in one or more classes or series. The board may fix or alter the rights, preferences and privileges of the preferred stock, along with any limitations or restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each class or series of preferred stock. The preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our common stock. The issuance of preferred stock could also have the effect, under certain circumstances, of delaying, deferring or preventing a change of control of our Company. The prospectus supplement relating to any series of preferred stock we may offer will contain the specific terms of that series, including some or all of the following:

•

whether the shares of the series are redeemable, and if so, the prices at which, and the terms and conditions on which, the shares may be redeemed, including the date or dates upon or after which the shares will be redeemable and the amount per share payable in case of redemption;

•

whether shares of the series will be entitled to receive dividends or other distributions and, if so, the distribution rate on the shares, any restriction, limitation or condition upon the payment of the dividends or other distributions, whether dividends or other distributions will be cumulative, and the dates on which dividends or other distributions are payable;

•	any preferential amount payable upon shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of GrafTech;

•	whether and the extent to which the series will be guaranteed;

•

whether the shares of the series are convertible, or exchangeable for, shares of any other class or classes of stock or of any other series of stock, or any other securities of GrafTech, and if so, the terms and conditions of such conversion or exchange, including price or rates of conversion at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock being offered;

•	terms and conditions of the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of the series;

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the voting power, if any, of shares of the series; and

•	any other relative rights, preferences or limitations.

As of the date of this prospectus, we are authorized to issue up to 30,000,000 shares of preferred stock, par value $0.01 per share, none of which are currently outstanding.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms that will apply to any debt securities that we may offer pursuant to this prospectus and an applicable prospectus supplement. The specific terms of any offered debt securities, and the extent to which the general terms described in this section apply to these debt securities, will be described in the applicable prospectus supplement at the time of the offering. The prospectus supplement, which we will file with the SEC, may or may not modify the general terms found in this prospectus. For a complete description of any series of debt securities, you should read both this prospectus and the prospectus supplement that applies to that series of debt securities.

In this section, the terms “we,” “our,” “us” and “GrafTech” refer solely to GrafTech International Ltd. (and not to any of its affiliates, including subsidiaries). As used in this prospectus, “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may offer pursuant to this prospectus and an applicable prospectus supplement and authenticated by the relevant trustee and delivered under the applicable indenture. We may issue debt securities under an indenture (the “indenture”) to be entered into between us and U.S. Bank Trust Company, National Association, as trustee (the “trustee”), as supplemented from time to time, the form of which is filed as an exhibit to the registration statement of which this prospectus is a part. If a different trustee or a different indenture for a series of debt securities is used, those details will be provided in a prospectus supplement and the forms of any other indentures will be filed with the SEC at the time they are used.

We have summarized below the material provisions of the indenture and the debt securities, and indicated which material provisions will be described in an applicable prospectus supplement. For further information, you should read the indenture. The following summary is qualified in its entirety by the provisions of the indenture, including the provisions made part thereof by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

General

The indenture will not limit the aggregate principal amount of debt securities that may be issued under it. We may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of our board of directors or a committee appointed by our board of directors or in a supplement to the indenture relating to that series.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of that series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, those outstanding debt securities.

The prospectus supplement relating to any series of debt securities that we may offer will state the price or prices at which the debt securities will be offered and will contain the specific terms of that series. These terms may include the following:

•	the title of the series;

•	any limit upon the aggregate principal amount of the series;

•	the date or dates on which each of the principal of and premium, if any, on the securities of the series is payable and the method of determination thereof;

•	whether the debt securities are senior or subordinated debt securities and, if subordinated, the terms of such subordination;

•

the rate or rates at which the securities of the series will bear interest, if any, or the method of calculating such rate or rates of interest, the date or dates from which interest will accrue or the method by which the date or dates will be determined, the interest payment dates on which any interest will be payable and the record date, if any;

•	whether debt securities are entitled to any guarantee of any subsidiary guarantors and the identity of any such subsidiary guarantors for that series and the terms of such guarantee;

•	the place or places where the principal of (and premium, if any) and interest, if any, on securities of the series will be payable;

•	the place or places where the securities may be exchanged or transferred;

•

the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series may be redeemed, in whole or in part, at our option, if we are to have that option with respect to the applicable series;

•

our obligation, if any, to redeem or purchase securities of the series in whole or in part pursuant to any sinking fund or analogous provision or upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which securities of the series will be redeemed or purchased, in whole or in part, pursuant to such an obligation;

•	if other than denominations of $2,000 and multiples of $1,000 thereafter, the denominations in which securities of the series are issuable;

•

if other than U.S. dollars, the currency or currencies (including currency unit or units) in which payments of principal of (and premium, if any) and interest, if any, on the securities of the series will or may be payable, or in which the securities of the series will be denominated, and the particular provisions applicable thereto;

•

if the payments of principal of (and premium, if any), or interest, if any, on the securities of the series are to be made, at our or a holder’s election, in a currency or currencies (including currency unit or units) other than that in which the securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which the payments are to be made, the terms and conditions of the payments and the manner in which the exchange rate with respect to the payments will be determined, and the particular provisions applicable thereto;

•

if the amount of payments of principal of (and premium, if any) and interest, if any, on the securities of the series will be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the securities of the series are denominated or designated to be payable), the index, formula or other method by which those amounts will be determined;

•	whether, and the terms and conditions upon which, the securities of the series may or must be converted into our securities or exchanged for our securities or those of another enterprise;

•

if other than the principal amount thereof, the portion of the principal amount of securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default or the method by which that portion will be determined;

•

any modifications of or additions to the events of default or covenants with respect to securities of the series, or any modifications of or additions to subordination provisions with respect to any debt securities that are subordinated;

•	whether the securities of the series will be subject to legal defeasance or covenant defeasance as provided in the indenture;

•	if other than the trustee, the identity of the registrar and any paying agent;

•

if the securities of the series will be issued in whole or in part in global form, (i) the depositary for the global securities, (ii) the form of any legend that will be borne by the global securities, (iii) whether beneficial owners of interests in any securities of the series in global form may exchange those interests for certificated securities of that series and of like tenor of any authorized form and denomination and (iv) the circumstances under which any such exchange may occur; and

•	any other terms of the series.

Interest

Unless otherwise indicated in the applicable prospectus supplement, if any payment date with respect to debt securities falls on a day that is not a business day, we will make the payment on the next business day. The payment made on the next business day will be treated as though it had been made on the original payment date, and no interest will accrue on the payment for the additional period of time.

Ranking

Unless otherwise indicated in the applicable prospectus supplement, the debt securities, if senior debt securities, will be our direct, unconditional, unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured senior obligations. However, such senior debt securities will be effectively junior to all of our secured obligations to the extent of the value of the assets securing those obligations. Such debt securities will also be structurally subordinated to all liabilities, including trade payables and lease obligations, of our subsidiaries. The debt securities, if subordinated debt securities, will be our direct, unconditional, unsecured and subordinated obligations and will be junior in right of payment to our existing and future senior obligations. The extent of subordination of such subordinated debt securities will be described in an accompanying prospectus supplement.

Covenants

Except as described below or in the prospectus supplement with respect to any series of debt securities, neither we nor any subsidiary guarantors are restricted by the indenture from paying dividends or making distributions on our or their capital stock or purchasing or redeeming our or their capital stock. The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, with certain exceptions, the indenture does not contain any covenants or other provisions that would limit our or any subsidiary guarantor’s right to incur additional indebtedness or limit the amount of additional indebtedness, including senior or secured indebtedness that we can create, incur, assume or guarantee.

Unless otherwise indicated in the applicable prospectus supplement, covenants contained in the indenture will be applicable to the series of debt securities to which the prospectus supplement relates so long as any of the debt securities of that series are outstanding.

Reporting

The indenture provides that we will file with the trustee and the SEC such information, documents and other reports as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act.

Guarantees

One or more of our direct or indirect wholly-owned subsidiaries may fully and unconditionally guarantee any series of debt securities offered by this prospectus in the future. The term “subsidiary guarantors” with respect to a series of debt securities refers to those subsidiaries, if any, that guarantee that series of debt securities. We may file one or more post-effective amendments to our registration statement to add such potential subsidiary guarantors. The applicable prospectus supplement will name the subsidiary guarantors, if any, for that series of debt securities and will describe the terms of the guarantee by the subsidiary guarantors.

Consolidation, Merger and Sale of Assets

The indenture provides that neither we nor any subsidiary guarantor may consolidate or merge with or into, or sell or convey all or substantially all of our assets in any one transaction or series of related transactions to another person, unless (other than a consolidation or merger of GrafTech and one or more subsidiary guarantors or two or more subsidiary guarantors, or a sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the assets of GrafTech to a subsidiary guarantor, a subsidiary guarantor to the Company or of a subsidiary guarantor to another subsidiary guarantor):

•

either we or a subsidiary guarantor, as the case may be, are the resulting, surviving or transferee corporation, or our successor is a corporation organized under the laws of the United States, any state or the District of Columbia and expressly assumes by supplemental indenture all of our obligations under the indenture and all the debt securities; and

•	immediately after giving effect to the transaction, no default or event of default has occurred and is continuing.

The term “default” for the purpose of this provision means any event that is, or with the passage of time or the giving of notice or both would become, an event of default.

Except in the case of a lease of all or substantially all of our assets or a subsidiary guarantor’s assets, the successor will be substituted for us or the subsidiary guarantor, as the case may be, in the indenture with the same effect as if it had been an original party to such indenture. Thereafter, the successor may exercise the rights and powers of GrafTech or such subsidiary guarantor under the indenture.

Events of Default, Notice and Waiver

In the indenture, the term “event of default” with respect to debt securities of any series means any of the following:

•	failure by us to pay interest, if any, on the debt securities of that series for 30 days after the date payment is due and payable;

•	failure by us to pay principal of or premium, if any, on the debt securities of that series when due, at maturity, upon any redemption, by declaration or otherwise;

•	failure by us or any subsidiary guarantor to comply with other covenants in the indenture or the debt securities of that series for 90 days after notice that compliance was required;

•	certain events of bankruptcy or insolvency of us or any subsidiary guarantor with respect to such series that is a significant subsidiary; and

•	if applicable, specified events involving the guarantees.

The term “significant subsidiary” for the purpose of this provision means any of our subsidiaries that would be a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

If an event of default (other than relating to certain events of bankruptcy or insolvency of us or breach of our reporting obligation) has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series may declare the entire principal of all the debt securities of the affected series to be due and payable immediately.

If an event of default relating to certain events of bankruptcy or insolvency of us or any subsidiary guarantor occurs and is continuing, then the principal amount of all of the outstanding debt securities and any accrued interest thereon will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The holders of not less than a majority in aggregate principal amount of the debt securities of any series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the debt securities of that series, except a continuing default or event of default in the payment of principal of, or interest or premium, if any, on the debt securities of the affected series.

The indenture imposes limitations on suits brought by holders of debt securities of any series against us or any subsidiary guarantor. Except for actions for payment of overdue principal or interest, no holder of a debt security of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of an event of default and the continuance of that event of default;

•	the holder or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have requested that the trustee pursue the remedy;

•

such holder or holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee has not instituted the action within 60 days of the receipt of such notice, request and offer of indemnity; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of that series.

We will be required to file annually with the trustee a certificate, signed by an officer of our Company, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Notwithstanding the foregoing, the sole remedy for any breach of our obligation under the indenture to file or furnish reports or other financial information pursuant to section 314(a)(1) of the Trust Indenture Act (or as otherwise required by the indenture) shall be the payment of liquidated damages, and the holders will not have any right under the indenture to accelerate the maturity of the debt securities of the affected series as a result of any such breach. If any such breach continues for 90 days after notice thereof is given in accordance with the indenture, we will pay liquidated damages to the holders of the debt securities of that series at a rate per annum equal to 0.25% per annum of the principal amount of the debt securities of the affected series from the 90th day following such notice to but not including the date on which the breach relating to the reporting obligations referred to in this paragraph shall have been cured or waived. The provisions of the indenture described in this paragraph will not affect the rights of the holders of the debt securities of any series in the event of the occurrence of any other event of default.

Modification and Waiver

Except as provided in the two succeeding paragraphs, the indenture provides that we, any subsidiary guarantors and the trustee thereunder may, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of any series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities of that series), voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities of that series.

We, any subsidiary guarantors and the trustee may amend or supplement the indenture or the debt securities of any series without the consent of any holder to:

•	secure the debt securities of any series;

•

evidence the assumption by a successor corporation of our obligations under the indenture and the debt securities of any series in the case of a merger, amalgamation, consolidation or sale of all or substantially all of our assets;

•	add covenant(s) or events of default(s) for the protection of the holders of all or any series of debt securities;

•	cure any ambiguity or correct any defect or inconsistency in the indenture or make any other provisions as we may deem necessary or desirable;

•	evidence and provide for the acceptance of appointment by a successor trustee in accordance with the indenture;

•

provide for uncertificated debt securities in addition to, or in place of, certificated debt securities of any series in a manner that does not materially and adversely affect any holders of the debt securities of that series;

•

conform the text of the indenture or the debt securities of any series to any provision of this “Description of Debt Securities” or “Description of Securities” in the prospectus supplement for that series to the extent that the provision in that description was intended to be a verbatim recitation of a provision of the indenture or the debt securities of that series;

•	provide for the issuance of additional debt securities of any series in accordance with the limitations set forth in the indenture as of the date of the indenture;

•

make any change that would provide any additional rights or benefits to the holders of all or any series of debt securities or that does not adversely affect the legal rights under the indenture of any such holder or any holder of a beneficial interest in the debt securities of that series;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	establish the form or terms of debt securities of any series as permitted by the indenture;

•	secure our obligations in respect of the debt securities of any series;

•

in the case of convertible or exchangeable debt securities of any series, subject to the provisions of the supplemental indenture for that series, to provide for conversion rights, exchange rights and/or repurchase rights of holders of that series in connection with any reclassification or change of our common stock or in the event of any amalgamation, consolidation, merger or sale of all or substantially all of the assets of us or our subsidiaries substantially as an entirety occurs;

•	in the case of convertible or exchangeable debt securities of any series, to reduce the conversion price or exchange price applicable to that series;

•

in the case of convertible or exchangeable debt securities of any series, to increase the conversion rate or exchange ratio in the manner described in the supplemental indenture for that series, provided that the increase will not adversely affect the interests of the holders of that series in any material respect; or

•	any other action to amend or supplement the indenture or the debt securities of any series as described in the prospectus supplement with respect to that series of debt securities.

We, any subsidiary guarantors and the trustee may not, without the consent of the holder of each outstanding debt security affected thereby:

•	change the final maturity of any debt security;

•	reduce the aggregate principal amount on any debt security;

•	reduce the rate or amend or modify the calculation, or time of payment, of interest, including defaulted interest on any debt security;

•

reduce or alter the method of computation of any amount payable on any debt security upon redemption, prepayment or purchase of any debt security or otherwise alter or waive any of the provisions with respect to the redemption of any debt security, or waive a redemption payment with respect to any debt security;

•	change the currency in which the principal of, or interest or premium, if any, on any debt security is payable;

•

impair the right to institute suit for the enforcement of any payment on any debt security when due, or otherwise make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of any debt security to receive payments of principal of, or premium, if any, or interest on any debt security;

•

modify the provisions of the indenture with respect to modification and waiver (including waiver of certain covenants, waiver of a default or event of default in respect of debt securities of any series), except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder;

•

reduce the percentage of principal amount of outstanding debt securities of any series whose holders must consent to an amendment, supplement or waiver of the indenture or the debt securities of that series;

•

impair the rights of holders of debt securities of any series that are exchangeable or convertible to receive payment or delivery of any consideration due upon the conversion or exchange of the debt securities of that series; or

•

any other action to modify or amend the indenture or the debt securities of any series as may be described in the prospectus supplement with respect to that series of debt securities as requiring the consent of each holder affected thereby.

Defeasance

The indenture provides that we and any subsidiary guarantors will be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of the debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and to pay the principal of and interest, if any, on those debt securities), upon the deposit with the applicable trustee, in trust, of money and/or U.S. government obligations, which through the payment of interest and principal of the U.S. government obligations in accordance with their terms will provide money in an amount sufficient to pay any installment of principal and premium, if any, and interest, if any, on the debt securities of that series on the stated maturity date thereof in accordance with the terms of the indenture and the debt securities of that series. Also, the establishment of such a trust will be conditioned on the delivery by us or a subsidiary guarantor to the trustee of an opinion of counsel reasonably satisfactory to the trustee to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the IRS, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders. For the avoidance of doubt, such an opinion would require a change in current U.S. tax law.

We and any subsidiary guarantors may also omit to comply with the restrictive covenants, if any, of any particular series of debt securities, other than the covenant to pay the amounts due and owing with respect to that series. Any such omission will not be an event of default with respect to the debt securities of that series, upon the deposit with the applicable trustee, in trust, of money and/or U.S. government obligations, which through the payment of interest and principal of the U.S. government obligations in accordance with their terms will provide money in an amount sufficient to pay any installment of principal and premium, if any, and interest, if any, on the debt securities of that series on the stated maturity date thereof in accordance with the terms of the indenture and the debt securities of that series. Our and any subsidiary guarantors’ obligations under the indenture and the debt securities of that series other than with respect to those covenants will remain in full force and effect. Also, the establishment of such a trust will be conditioned on the delivery by us or a subsidiary guarantor to the trustee of an opinion of counsel to the effect that such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders.

Satisfaction and Discharge

At our option, we may satisfy and discharge the indenture with respect to the debt securities of any series (except for specified obligations of the trustee and ours, including, among others, the obligations to apply money held in trust) when:

•

either (a) all debt securities of that series previously authenticated under the indenture have been delivered to the trustee for cancellation or (b) all debt securities of that series not yet delivered to the trustee for cancellation (i) have become due and payable by reason of the mailing of a notice of redemption or otherwise or (ii) will become due and payable within one year, and we or a subsidiary guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders an amount sufficient to pay and discharge the entire indebtedness on debt securities of that series;

•

no default or event of default with respect to debt securities of that series has occurred or is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of any other instrument to which we are bound;

•

we or a subsidiary guarantor have paid or caused to be paid all other sums payable by us under the indenture and any applicable supplemental indenture with respect to the debt securities of that series;

•

we have delivered irrevocable instructions to the trustee to apply the deposited funds toward the payment of securities of that series at the stated maturity date or the redemption date, as applicable; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the indenture as to that series have been satisfied.

Unclaimed Money

If money deposited with the trustee or paying agent for the payment of principal of, premium or accrued and unpaid interest, if any, on debt securities remains unclaimed for two years, the trustee and paying agent will pay the money back to us upon our request. However, the trustee and paying agent have the right to withhold paying the money back to us until they publish in a newspaper of general circulation in the City of New York, or mail to each holder, a notice stating that the money will be paid back to us if unclaimed after a date no less than 30 days from the publication or mailing. After the trustee or paying agent pays the money back to us, holders of debt securities entitled to the money must look to us for payment, subject to applicable law, and all liability of the trustee and the paying agent with respect to the money will cease.

Purchase and Cancellation

The registrar and paying agent will forward to the trustee any debt securities surrendered to them for transfer, exchange or payment, and the trustee will promptly cancel those debt securities in accordance with its customary procedures. We will not issue new debt securities to replace debt securities that we have paid or delivered to the trustee for cancellation or that any holder has converted.

We may, to the extent permitted by law, purchase debt securities in the open market or by tender offer at any price or by private agreement. We may, at our option and to the extent permitted by law, reissue, resell or surrender to the trustee for cancellation any debt securities we purchase in this manner; provided that we not reissue or resell those debt securities if upon reissuance or resale, they would constitute “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). Debt securities surrendered to the trustee for cancellation may not be reissued or resold and will be promptly cancelled.

Replacement of Debt Securities

We will replace mutilated, lost, destroyed or stolen debt securities at the holder’s expense upon delivery to the trustee of the mutilated debt securities or evidence of the loss, destruction or theft of the debt securities satisfactory to the trustee and us. In the case of a lost, destroyed or stolen debt security, we or the trustee may require, at the expense of the holder, indemnity satisfactory to us and the trustee.

Regarding the Trustee

U.S. Bank Trust Company, National Association, is the trustee under the indenture. Except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such of the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of debt securities, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Pursuant and subject to the Trust Indenture Act, the trustee will be permitted to engage in other transactions with us; however, if the trustee acquires any conflicting interest, it would be required to eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.

No individual liability of directors, officers, employees, incorporators, stockholders or agents

The indenture provides that none of the past, present or future directors, officers, employees, incorporators, stockholders, other owners or agents of GrafTech or any subsidiary guarantor in their capacity as such will have any liability for any of our obligations under the debt securities of any series or the indenture. Each holder of debt securities of any series by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Governing law

The indenture and debt securities of each series are governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

We may issue fractional interests in shares of common or preferred stock, rather than shares of common or preferred stock, with those rights and subject to the terms and conditions that we may specify in a related prospectus supplement. If we do so, we will provide for a depositary (either a bank or trust company depositary that has its principal office in the United States) to issue receipts for depositary shares, each of which will represent a fractional interest in a share of common or preferred stock. The shares of common or preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and the depositary. The prospectus supplement will include the name and address of the depositary.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt or equity securities. Each warrant will entitle the holder to purchase for cash the amount of debt or equity securities at the exercise price stated or determinable in the prospectus supplement for the warrants. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in a related prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms will include some or all of the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable, if applicable;

•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of shares of common stock, preferred stock or depositary shares at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock or depositary shares. The consideration per share of common stock or preferred stock or per depositary share may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may provide for settlement by delivery by us or on our behalf of shares of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The purchase contracts may be issued separately or as part of purchase units consisting of a purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, other purchase contracts or common stock, or other securities or property, securing the holders’ obligations to purchase or sell, as the case may be, the common stock, preferred stock, depositary shares or other security or property under the purchase contracts. The purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the purchase contracts.

The securities related to the purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of purchase contracts to purchase the underlying security or property under the related purchase contracts. The rights of holders of purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of purchase contracts will be permitted to withdraw the pledged securities related to such purchase contracts from the pledge arrangement.

DESCRIPTION OF UNITS

We may issue units comprising one or more securities described in this prospectus in any combination. The particular terms of the units will be described in a related prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time, in one or more or any combination of the following transactions:

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•

through agents, including in a block trade in which a broker-dealer will attempt to sell the offered securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus; or

•	through any other method permitted by applicable law.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us or others in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).

The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the initial public offering price of the securities, if a fixed price offering, and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to customary conditions. The underwriters will be obligated to purchase all of the offered securities if they purchase any of the offered securities.

We may sell the securities at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the securities from time to time will be determined by us and, at the time of the determination, may be higher or lower than the market price of the securities on any securities exchanges on which the securities may be listed.

We may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities.

Specifically, in connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters may over-allot and may bid for, and purchase, the securities in the open market.

Any agents, underwriters and other third parties described above that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with the agents, underwriters and those other third parties to indemnify them against specified civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect of those liabilities. Agents, underwriters and those other third parties may engage in transactions with or perform services for us in the ordinary course of their businesses.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states absent registration or pursuant to an exemption from applicable state securities laws.

LEGAL MATTERS

Certain legal matters relating to the securities described in the prospectus, including the validity of such securities, will be passed upon for us by Jones Day. Certain legal matters in connection with any offering, including the validity of the securities described in the prospectus, will be passed upon for any underwriters or agents, as the case may be, by counsel identified in the prospectus supplement with respect to any offering.

EXPERTS

The financial statements of GrafTech International Ltd. incorporated by reference in this prospectus, and the effectiveness of GrafTech International Ltd.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Please note that the SEC’s website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. The information contained on the SEC’s website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus, except as described in the following paragraph.

We “incorporate by reference” into this prospectus and any applicable prospectus supplement certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Certain information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, until all the securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied, except that we are not incorporating any information furnished (and not filed) with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K, unless such information is expressly incorporated herein by a reference in a furnished Current Report on Form 8-K or other furnished document:

•	our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 13, 2026;

•

portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 27, 2026 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2025;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 filed with the SEC on May 1, 2026;

•	our Current Report on Form 8-K filed with the SEC on May 8, 2026; and

•

the description of our Common Stock set forth in Exhibit  4.4 to our Annual Report on Form 10-K for the year ended December  31, 2019, which updated the description thereof set forth in our Registration Statement on Form 8-A filed with the SEC on April 18, 2018, and all subsequently filed amendments and reports updating that description.

You may request a copy of these filings at no cost, by writing or calling us at the following address: 982 Keynote Circle, Brooklyn Heights, Ohio 44131, Telephone: (216) 676-2000, Attention: Investor Relations.

$50,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Evercore ISI

May 29, 2026